EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:   Corporate Contact:                Investor Relations
            John Carlson                      Harriet Fried
            Exec VP & CFO                     Lippert/Heilshorn & Associates
            480-505-4869                      212-838-3777

                         Alanco Announces First Quarter
                               Fiscal 2010 Results
                     --------------------------------------
                   Turnaround Results for StarTrak Operations

(Scottsdale, AZ - November 17, 2009) - Alanco Technologies, Inc.,
(NASDAQ: ALAN), a leading provider of wireless tracking and asset management solutions, reported results for the quarter ended September 30, 2009. The results reflect the reclassification of Alanco/TSI PRISM and Excel Meridian Data operations as "Discontinued Operations" due to the Company's new strategic plan to divest non core assets and focus on the future growth of the Company's StarTrak wireless monitoring services business, now reported as the Company's sole "Continuing Operation."

The Company reported EBITDA, before stock-based compensation and corporate expense from continuing operations, of $77,100, reflecting an approximate $800,000 turnaround from the (Loss) EBITDA, before stock-based compensation and corporate expense of ($718,700) reported in the comparable quarter of the prior year. Sales for the quarter ended September 30, 2009 were $2,976,900, a decrease of $335,800, or 10.1% compared to sales of $3,312,700 reported for the first quarter of fiscal year 2009. The substantial EBITDA improvement resulted from significant cost reductions and productivity improvements recognized during the current quarter. See Schedule II below for a reconciliation of EBITDA before Stock-based compensation and Corporate Expense.

The Company's Loss from Continuing Operations for its first quarter of fiscal 2010 decreased 58%, to ($562,600) compared to a Loss from Continuing Operations of ($1,328,300) for the comparable quarter of the prior year.

Results from Discontinued Operations for the quarter ended September 30, 2009 were a loss of ($502,800), an increased loss of ($599,400) compared to income from Discontinued Operations of $96,600 reported for the comparable quarter of fiscal 2009. The significant increase resulted primarily from reduction in revenues in the Alanco/TSI PRISM operations due to delays in the previously announced project to provide RFID inmate tracking systems for nineteen U.S. Immigration Detention Facilities. This project is expected to resume and accelerate in the first three months of 2010.

The Company's Net Loss for the quarter ended September 30, 2009 decreased to ($1,065,400), a decline of $166,300, or 13.5% compared to a Net Loss of ($1,231,700) for the comparable quarter of the prior year period. The Net Loss Attributable to Common Shareholders for the quarter ended September 30, 2009 was ($1,205,900), a decrease of 8.8% compared to a ($1,322,700) loss for the comparable quarter ended September 30, 2008.

Robert R. Kauffman, Alanco Chairman and CEO, commented, "Although first quarter sales were slightly less than last year's comparable period, StarTrak's first quarter operating results reflect a significant turnaround compared to its performance in the prior year. We anticipate sequential sales growth to resume in the second quarter, led by the approximately $3 million FFE Transportation Services contract announced on October 5, 2009. We expect sales for the second quarter of fiscal 2010, which will end December 31, 2009, to increase to near $4.0 million, with additional EBITDA improvement when compared to last year's second quarter."

"Concerning our divestiture program, we are in active discussions with numerous interested parties and anticipate entering into definitive purchase agreements relating to both TSI PRISM and Excel Meridian within 90 business days."

Comparisons of operating results for the three-months ended September 30, 2009 and 2008 are presented below as Schedule I. For additional discussion of the Company's current financial results, please see the Form 10-Q the Company filed with the Securities and Exchange Commission on November 16, 2009.

Alanco Technologies, Inc. provides wireless monitoring and asset management solutions through its StarTrak Systems subsidiary. StarTrak Systems is the dominant provider of tracking, monitoring and control services to the refrigerated or "Reefer" segment of the transportation marketplace, enabling customers to increase efficiency and reduce costs of the refrigerated supply chain. For more information, visit the company's website at www.alanco.com.

EXCEPT FOR HISTORICAL INFORMATION, THE STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO, AND ARE QUALIFIED BY, RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THOSE STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, REDUCED DEMAND FOR INFORMATION TECHNOLOGY EQUIPMENT; COMPETITIVE PRICING AND DIFFICULTY MANAGING PRODUCT COSTS; DEVELOPMENT OF NEW TECHNOLOGIES THAT MAKE THE COMPANY'S PRODUCTS OBSOLETE; RAPID INDUSTRY CHANGES; FAILURE OF AN ACQUIRED BUSINESS TO FURTHER THE COMPANY'S STRATEGIES; THE ABILITY TO MAINTAIN SATISFACTORY RELATIONSHIPS WITH LENDERS AND REMAIN IN COMPLIANCE WITH FINANCIAL LOAN COVENANTS AND OTHER REQUIREMENTS UNDER CURRENT BANKING AGREEMENTS; AND THE ABILITY TO SECURE AND MAINTAIN KEY CONTRACTS AND RELATIONSHIPS.


                                   SCHEDULE I
                            Alanco Technologies, Inc.
                  Condensed Consolidated Financial Information
                                   (Unaudited)
                                                 Three months ended Sepember30,
                                                       2009           2008
                                                  -------------  -------------
NET SALES                                        $   2,976,900  $   3,312,700
  Cost of Sales                                      1,587,700      2,508,200
                                                  -------------  -------------
Gross Profit                                         1,389,200        804,500
                                                  -------------  -------------
Operating Expenses
  Selling, General & Administrative Expense          1,311,300      1,339,800
  Amortization of Stock-Based Compensation             168,800        113,100
  Depreciation and Amortization                        135,600        115,700
  Corporate Expenses                                   160,800          2,400
                                                  -------------  -------------
     Total Operating Expenses                        1,776,500      1,571,000
                                                  -------------  -------------

Operating Loss                                        (387,300)      (766,500)

  Interest Expense, net                               (174,500)      (378,400)
  Other Income (expense), net                             (800)      (183,400)
                                                  -------------  -------------
Loss from Continuing Operations                       (562,600)    (1,328,300)

Income (Loss) from Discontinued Operations            (502,800)        96,600
                                                  -------------  -------------
Net Loss                                            (1,065,400)    (1,231,700)

  Preferred Stock Dividends                           (140,500)       (91,000)
                                                  -------------  -------------
Net Loss Attributable to Common Shareholders     $  (1,205,900) $  (1,322,700)
                                                  =============  =============


                                   SCHEDULE II

                            Alanco Technologies, Inc.
      EBITDA Reconciliation to Net Income (Loss) from Continuing Operations
                                   (Unaudited)

                                                   3 months ended 3 months ended
                                                    September 30,  September 30,
                                                         2009          2008
                                                    -------------  -------------
EBITDA before Stock-based compensation
and Corporate Expense                              $      77,100  $    (718,700)

        Corporate Expense                               (160,800)        (2,400)
        Stock-based compensation                        (168,800)      (113,100)
                                                    -------------  -------------

EBITDA                                                  (252,500)      (834,200)

        Net interest expense                            (174,500)      (378,400)
        Depreciation and amortization                   (135,600)      (115,700)
                                                    -------------  -------------
NET LOSS FROM CONTINUING OPERATIONS                $    (562,600) $  (1,328,300)
                                                    =============  =============

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